EMPLOYMENT AGREEMENT

      THIS AGREEMENT (the "Agreement") is effective as of January 24, 2000, by and between INFOCALL Communications Corp. ("Employer"), and Eric Majors ("Employee"). Employer and Employee are also each individually referred to as a "Party" and collectively as the "Parties".

      WHEREAS, Employer desires to retain the experience and skills of Employee;

      THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the Parties hereto agree as follows:

1. Employment. Commencing January 24, 2000, and continuing through January 24, 2001, unless sooner terminated under the provisions of Section 4 below, and from year to year thereafter until terminated under the provisions of Section 4 below, Employer shall employ Employee as Regional Vice President, to perform the duties and assume the responsibilities associated with such capacity subject to the power of Employer to reasonably expand and limit such duties and responsibilities, together with such other duties and responsibilities as Employer may reasonably assign, from time to time and at such place or places as Employer shall reasonably designate.

2. Commitment of Employee. Employee shall, to the best of his/her ability, devote his/her full business time and best efforts to the performance of his/her duties under this Agreement and the business and affairs of Employer. Employee shall duly, punctually, and faithfully perform and observe any and all rules and regulations which Employer may now or shall hereafter establish governing the conduct of its business and the conduct of its employees, except to the extent that such rules and regulations are inconsistent with this Agreement. Without the prior written consent of Employer's President, Employee:

      (A) Shall not undertake or engage in any other employment, occupation, or business enterprise, other than ones in which he/she is a passive investor or those approved by Employer by written agreement.

      (B) Shall not acquire, assume, or participate in, directly or indirectly, any position, investment, or interest known by Employee to be adverse, competitive, or antagonistic to Employer, Employer's business, or Employer's prospects, financial or otherwise. If Employee becomes aware that a previously permitted position, investment, or interest has become adverse, competitive, or antagonistic to Employer, Employer's business, or Employer's prospects, financial or otherwise, Employee shall promptly take effective action to disassociate himself/herself from said position, investment, or interest.

      (C) Notwithstanding the above, may own as a passive investor securities of any other competing business entity so long as his direct or indirect holdings in any one such entity shall not in the aggregate constitute more than 1% of the voting power in same.

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      (D) Notwithstanding the above, may engage in educational, charitable, civic, political, social, trade association, and other non-profit activities to the extent such activities do not materially interfere with the performance of his duties to Employer and as long as said activities and the organizations with which he engages in said activities are not adverse, competitive, or antagonistic to Employer, Employer's business, or Employer's prospects.

3. Compensation.

      (A) Salary. During his employment under this Agreement, Employer shall pay Employee a salary at the rate of $72,000.00 per year payable periodically in installments according to Employer policy, less appropriate deductions as required by law or otherwise permitted by Employee.

      (B) Benefits. Employee shall be entitled to participate in and enjoy according to Employer policy any and all expense reimbursement, pension, retirement, profit-sharing, stock purchase, stock option, life insurance, accident insurance, medical reimbursement, health insurance or hospitalization plan, cafeteria plan, deferred compensation plan, vacations, holidays and other leave, and any other fringe benefits in which other employees of the Employer in positions similar to his are eligible to participate and entitled by Employer policy to enjoy.

      (C) Stock Options. Employee shall be entitled to stock options as follows:

      100,000 options at $0.10 per share on June 30, 2000 and vesting immediately on that date.

4. Term and Termination.

      (A) Death. This Agreement shall terminate of its own terms upon the death of Employee.

      (B) Disability. This Agreement shall terminate of its own terms in the event of the permanent disability of Employee as defined under Employer's applicable insurance policy or, in the absence of such policy, any physical or mental incapacity that renders Employee incapable of performing all duties required of him for three consecutive months or more, or for an aggregate period of three months or more in any twelve month period, as determined by Employer's President.

      (C) Termination for Cause. Employer may terminate this Agreement for Cause without notice if Employee, in the reasonable determination of Employer's
President: Has been indicted for, charged with, or convicted of any felony or any crime of moral turpitude; has become notorious for personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit; has engaged or intends to engage in conduct (by act or omission) which brings Employer or any of its customers, suppliers, or contractors into public disgrace or disrepute; has engaged in any conduct (by act or omission) involving dishonesty or fraud with respect to Employer or any of its customers, suppliers, or contractors; has intentionally failed or intends to fail to perform any of his duties to Employer (including but not limited to persistent unsatisfactory

          Exhibit - 10.26

performance of material duties); is or intends to be in willful violation of any law, rule, or regulation of any governmental agency having jurisdiction over Employee, other than traffic violations or similar offenses; has been unaccountably absent for 15 calendar days; has caused or is causing or intends to cause Employer to violate any order issued against Employer by a court or government agency having authority and jurisdiction to issue such order; or is in breach or default of or intends to breach or default with respect to any obligation under this Agreement.

      (D) Return of Property. Upon termination of Employee's employment under this Agreement, Employee shall deliver to Employer all property of Employer, including memoranda, notes, plans, records, reports, and other documents (including copies thereof), on any medium of recording containing information confidential or otherwise proprietary to Employer.

      (E) Survival of Provisions. Except for the rights and obligations in Sections 1 and 2 and Subsections (A) and (B) of Section 3, the rights, obligations, covenants, acknowledgments, and representations in this Agreement shall survive its termination and shall remain in full force and effect until each is fully satisfied.

5. Representations and Warranties. Employee represents, acknowledges, and warrants that:

      (A) He/she has full right, authority, and competence to enter into this Agreement and fully perform his obligations hereunder;

      (B) He/she is not subject to any non-competition agreement that would prevent or restrict him in any way from performing his duties for Employer anywhere in the world;

      (C) His/her past, present, and anticipated future activities have not and will not infringe on the proprietary rights of others;

      (D) He/she is not obligated under any contract (including licenses, covenants, guaranties, or moral or legal commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any tribunal which would be in conflict with his obligation to use his best efforts to promote the interests of Employer or which would be in conflict with Employer's business as conducted or as proposed to be conducted;

      (E) Neither the execution nor the delivery of this Agreement, nor the carrying on of Employer's business will be in conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which Employee is obligated.

      (F) Employer and its continued success depend upon the use and protection of a large body of confidential and other proprietary information. Under this Agreement Employee will hold a position of trust and confidence by virtue of which Employee will necessarily possess and have access to highly valuable, confidential, and proprietary information of Employer not known to the public in general. It would be improper for Employee to make use of this information for the benefit of himself/herself and others.

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Employer has a protectable interest in all such information, and all memoranda, notes, plans, records, reports, and other documents (including copies thereof), on any medium of recording containing such information are and will remain the property of Employer.

      (G) Employee's services will be of special, unique, and extraordinary value to Employer.

      6. Special Covenants. A. Nondisclosure and Nonuse. Employee agrees that, except as may be required to be disclosed to a third party in the discharge of Employee's duties under this or other Agreements with Employer, he/she shall regard and preserve as confidential all information pertaining to the business of Employer, its customers, and others that has been obtained by him/her during the course of his/her employment. During any period of employment by or other affiliation with Employer, Employee shall not, directly or indirectly, use for Employee's own benefit or for the benefit of any third party or disclose to any others any of such information without written authority from the President of Employer. Employee shall not directly or indirectly knowingly acquire or attempt to acquire an interest in any business entity relating to any line of business in which Employer engages or intends to engage and, to Employee's knowledge, with which Employer has within the previous twelve months entertained discussions or which has within the previous twelve months requested and received information relating to the acquisition of such business by Employer. The obligations set forth in the preceding sentences of this Subsection shall not apply to any information which is or comes into the public domain through no wrongful act or omission of Employee. This Subsection shall not be construed as restricting Employee from disclosing any information (whether proprietary and confidential to Employer or not) to employees of Employer or others engaged by Employer who reasonably require access to such information in order to discharge their duties to Employer. Notwithstanding the other provisions of this Subsection, if Employee obtains any information subject to statutory, regulatory, or judicial restraints on disclosure, including but not limited to federal and state securities laws and regulations, or any information which he is directed to disclose by law, regulation, government administrative action, or judicial order, he shall observe said restraints and directives.

      (B) Noncompetition. So long as Employee is employed by or otherwise affiliated with Employer and for an additional 36 months thereafter, Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any way engage in the business of Employer, except as provided in Subsection 2(C) above.

      (C) Nonsolicitation. So long as Employee is employed by or otherwise affiliated with Employer and for an additional 36 months thereafter, Employee shall not directly or indirectly (1) knowingly induce or attempt to induce any employee of Employer to leave the employ of Employer; or (2) knowingly engage any person who, within the previous six months, was an employee of or a contractor providing services to Employer.

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      (D) Noninterference. So long as Employee is employed by or otherwise affiliated with Employer and for an additional 36 months thereafter, Employee shall not directly or indirectly knowingly induce or attempt to induce any owner of a site location, customer, supplier, licensee, or other business relation of Employer to cease doing business with Employer or in any way interfere with the relationship between any such owner, customer, supplier, licensee, or other business relation and Employer.

      (E) Acknowledgments. Employee acknowledges that the provisions in this Section are in consideration of employment by Employer and the other obligations of Employer under this Agreement. Employee expressly agrees and acknowledges that the restrictions in this Section do not preclude Employee from earning a livelihood, nor do they reasonably impose limitations on Employee's ability to earn a living. Employee agrees and acknowledges that the potential harm to Employer of the non-enforcement of the provisions of this section outweighs any harm to Employee of their enforcement by injunction, specific performance, or otherwise. Employee acknowledges that Employee has carefully read this Agreement and has given careful thought to the restraints imposed upon him/her by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of Employer. Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical scope, and may be enforced by equitable remedies including Temporary Restraining Orders, Preliminary Injunctions, and Permanent Injunctions.

      (F) Employee's obligations under this Section shall also run to any subsidiary, joint venture, or other business entity in which Employer has a direct or indirect ownership interest with voting or other control rights, as well as to Employer, and the term "Employer" as used in this Section shall be deemed to include any such subsidiary, joint venture, or other business entity, as well as Employer.

7. Ownership of Intellectual Property Created, Developed, or Invented by
Employee.

      (A) Definition. For the purposes of this Agreement, "Employer Intellectual Property" includes inventions, discoveries, improvements, creations, information, concepts, images, sounds, textures, software (including but not limited to any source code, object code, enhancements, modifications, files, input and output materials, and related documentation), and media (including but not limited to tapes, disks, paper, and other storage and recording media) that were or are or will be created, developed, or invented by Employee for Employer, or within the scope of Employee's employment, or using Employer resources, or during Employer work hours, or on Employer premises.

      (B) Assignment. Employee grants, transfers, assigns, and conveys to Employer, its successors and assigns, the entire title, right interest, ownership, and all subsidiary rights in and to all Employer Intellectual Property, including but not limited to patent rights, the right to secure copyright, trademark, service mark, or trade name registration therein and to any resulting registration in Employee's name as claimant, the right to

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secure renewals, reissues, and extensions of any such registration in the United States of America or any foreign country, and the right to use any other form of legal protection including maintaining it as a trade secret. Employee agrees that the rights of Employer under this Section were and are effective immediately upon the creation of Employer Intellectual Property.

      (C) Disclosure. To avoid misunderstandings, Employee will promptly disclose in writing to Employer all inventions, discoveries, improvements, creations, information, concepts, images, sounds, textures, software (including but not limited to any source code, object code, enhancements, modifications, files, input and output materials, and related documentation), and media (including but not limited to tapes, disks, paper, and other storage and recording media), whether or not patentable, copyrightable or protectable as trade secrets or otherwise, that are made, conceived, first reduced to practice, created, developed, or invented by Employee, either alone or jointly with others, during Employee's employment by or other affiliation with Employer, whether or not in the course of Employee's employment with Employer. Employee will immediately inform Employer of any third party information and materials used in or for Employer Intellectual Property.

      (D) Authority. Whether any copyright, trademark, service mark, trade secret, or trade name in Employer Intellectual Property shall be preserved and maintained or registered or whether Employer Intellectual Property shall be patented in the United States of America or in any foreign country shall be at the sole discretion of Employer.

      (E) Work Made For Hire. Employee agrees that all Employer Intellectual Property is "work made for hire" as defined in 17 U.S.C. Section 201(b) and that Employee has been hired or assigned to create, develop, and invent same.

      (F) All Right and Title. Employee hereby confirms that Employer owns and shall own the entire title, right, and interest in all Employer Intellectual Property, including the sole right to reproduce, to prepare derivative works based on the copyright, to transfer and distribute by sale, rental, lease, or lending, license, or by other transfer of ownership, and to display, in and to Employer Intellectual Property, whether or not Employer Intellectual Property constitutes a "work made for hire" as defined in 17 U.S.C. Section 201(b). Employee agrees that no rights in Employer Intellectual Property are or shall be retained by Employee.

      (G) Cooperation. Promptly upon Employer's request, Employee agrees to take all actions and cooperate as necessary to protect the copyrightability, patentability, and any other protective measure of and for Employer Intellectual Property and further agrees to execute any documents that might be necessary to perfect Employer's ownership of rights in any Employer Intellectual Property, including but not limited to registration of copyrights, trademarks, service marks, and trade names and applications for and ownership of patents. Employer shall reimburse Employee for reasonable costs incurred by Employee in cooperating under this Subsection after the termination of Employee's employment under this Agreement.

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8. Other.

      (A) Nature; Assignment. This Agreement is intended to bind, benefit and be enforceable by Employee and Employer. Employee shall not assign any rights or delegate any duties under this Agreement without the written consent of the President of Employer. Employer may assign its rights and delegate its obligations hereunder to any subsidiary, joint venture, or other business entity in which Employer has a direct or indirect ownership interest with voting or other control rights, provided that said assignee or delegatee shall execute and deliver such documentation necessary to be bound by the terms of this Agreement. Employer may be released from its obligations under this Agreement upon such an assignment or delegation.

      (B) Merger. This instrument contains the entire agreement of the Parties relating to the employment relationship between them and supersedes and cancels all prior written and oral agreements and understandings between the Parties relating to same which are not set forth herein and other agreements and documents executed concurrently with this Agreement and to effect the intent of the Parties as expressed therein.

      (C) Changes. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the Parties.

      (D) Waiver. No term or condition of this Agreement shall be deemed to have been waived except by written agreement of the Party charged with such waiver.

      (E) Choice of Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia, excluding the choice of law provisions thereof.

      (F) Headings. The headings of the Sections and Subsections in this Agreement are inserted for convenience only and are not part of this Agreement.

      (E) Counterparts. This Agreement may be executed in separate counterparts, all of which together constituting one and the same Agreement.

      (F) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any particular circumstance by any tribunal of competent jurisdiction, each such provision shall be valid in other circumstances and for the particular circumstance the remaining provisions of this Agreement shall be read and construed as though the said invalid, illegal or unenforceable provision had never been a part hereof. However, if any one or more of the provisions in this Agreement shall be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law as it shall then appear.

      (G) Third Party Beneficiaries. Each Party intends that this Agreement shall not confer any rights or remedies upon any third party except as otherwise expressly provided herein.

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      (H) Time. Time is of the essence in the performance of all obligations of Employee under this Agreement. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, a Sunday, or a holiday in the Commonwealth of Virginia, said time period shall be automatically extended to the next business day.

      (I) Notices. All notices to be sent to either Party by the other Party hereto pursuant to this Agreement shall be sent by registered or certified mail, return receipt requested, to the following respective addresses or such other address as the respective addressee may designate by notice to the other addressees, and shall be deemed delivered as indicated on the return receipt:

            If to Employer:

                  Thomas M. Richfield, President
                  INFOCALL Communications Corp
                  8000 Towers Crescent Drive, Suite 640
                  Vienna, Virginia  22182

            If to Employee, addressed to him/her at:

                  Eric Majors

                  P.O. Box 7812

                  Colorado Springs, CO 80933

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9. Enforcement. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Fairfax County, Virginia, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the foregoing, Employer specifically reserves the right to seek equitable remedies, together with other remedies pendant to same, in the Circuit Court of Fairfax County, Virginia, and the Alexandria Division of the United States District Court for the Eastern District of Virginia. The Parties consent to the jurisdiction of and agree that venue shall be proper in the Circuit Court of Fairfax County, Virginia, and the Alexandria Division of the United States District Court for the Eastern District of Virginia. The prevailing Party in any arbitration or other action to enforce this Agreement, as determined by the tribunal, shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with said arbitration or other action. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of this Agreement and any tribunal may order specific performance or injunctive relief in order to enforce or prevent any violations hereof.

      IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

INFOCALL Communications Corp., a Florida corporation:



By: /s/ TM Richfield                                 David Webster II
   ------------------------------                    ---------------------------
Name: Thomas M. Richfield                            Witness
Its: President

Employee:


/s/ [ILLEGIBLE]                                      David Webster II
---------------------------------                    ---------------------------
Eric Majors                                          Witness